                                                                    EXHIBIT h(6)


                             MEMORANDUM OF AGREEMENT

         This Memorandum of Agreement is entered into as of this 1st day of July, 2003, between AIM Equity Funds, AIM Funds Group, AIM Growth Series, AIM International Funds, Inc. and AIM Investment Securities Funds, (each a "Company" and collectively, the "Companies"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Fund Services, Inc. ("AFS").

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Companies and AFS as follows:

         Each Company and AFS agree until the date set forth on the attached Exhibit "A" that AFS will limit transfer agency expenses of each Fund's Institutional Class at the rates, on an annualized basis, set forth on Exhibit "A". The Boards of Directors/Trustees and AFS may terminate or modify this Memorandum of Agreement prior to the date set forth on Exhibit "A" only by mutual written consent. AFS will not have any right to reimbursement of any amount so waived.

         The Companies and AFS agree to review the then-current waivers or expense limitations for each class of each Fund listed on Exhibit "A" on a date prior to the date listed on that Exhibit to determine whether such waivers or limitations should be amended, continued or terminated. Unless the Companies, by vote of its Boards of Directors/Trustees, or AFS terminate the waivers or limitations, or the Companies and AFS are unable to reach an agreement on the amount of the waivers or limitations to which the Companies and AFS desire to be bound, the waivers or limitations will continue for additional one-year terms at the rate to which the Companies and AFS mutually agree. Exhibit "A" will be amended to reflect that rate and the new date through which the Companies and AFS agree to be bound.

         IN WITNESS WHEREOF, each Company, on behalf of itself and its Funds listed in Exhibit "A" to this Memorandum of Agreement, and AFS have entered into this Memorandum of Agreement as of the date written above.


                                              AIM EQUITY FUNDS
                                              AIM FUNDS GROUP
                                              AIM GROWTH SERIES
                                              AIM INTERNATIONAL FUNDS, INC.
                                              AIM INVESTMENT SECURITIES FUNDS


                                              By: /s/ Robert H. Graham
                                                 -------------------------------

                                              Title: President
                                                    ----------------------------



                                              A I M FUND SERVICES, INC.

                                              By: /s/ Tony D. Green
                                                 -------------------------------

                                              Title: President
                                                    ----------------------------

                                   EXHIBIT "A"


                                AIM EQUITY FUNDS

FUND                                               EXPENSE LIMITATION                   COMMITTED UNTIL
----                                               ------------------                   ---------------
AIM Aggressive Growth Fund
      Institutional Class                                0.10%                          October 31, 2004
AIM Blue Chip Fund
      Institutional Class                                0.10%                          October 31, 2004
AIM Capital Development Fund
      Institutional Class                                0.10%                          October 31, 2004
AIM Charter Fund
      Institutional Class                                0.10%                          October 31, 2004
AIM Constellation Fund
      Institutional Class                                0.10%                          October 31, 2004
AIM Weingarten Fund
      Institutional Class                                0.10%                          October 31, 2004


                                 AIM FUNDS GROUP

FUND                                               EXPENSE LIMITATION                   COMMITTED UNTIL
----                                               ------------------                   ---------------
AIM Balanced Fund
      Institutional Class                                0.10%                         December 31, 2004
AIM Premier Equity Fund
      Institutional Class                                0.10%                         December 31, 2004


                                AIM GROWTH SERIES

FUND                                               EXPENSE LIMITATION                   COMMITTED UNTIL
----                                               ------------------                   ---------------
AIM Basic Value Fund
      Institutional Class                                0.10%                         December 31, 2004
AIM Mid Cap Core Equity Fund
      Institutional Class                                0.10%                         December 31, 2004
AIM Small Cap Growth Fund
      Institutional Class                                0.10%                         December 31, 2004


                          AIM INTERNATIONAL FUNDS, INC.

FUND                                               EXPENSE LIMITATION                   COMMITTED UNTIL
----                                               ------------------                   ---------------
AIM International Growth Fund
      Institutional Class                                0.10%                          October 31, 2004


                         AIM INVESTMENT SECURITIES FUNDS

FUND                                               EXPENSE LIMITATION                   COMMITTED UNTIL
----                                               ------------------                   ---------------
AIM Limited Maturity Treasury Fund
      Institutional Class                                0.10%                           July 31, 2004


                                      A-1